Exhibit 10.34

Execution version

THIRD AMENDMENT AGREEMENT TO 2002 ISDA MASTER AGREEMENT

This THIRD AMENDMENT AGREEMENT, dated as of July 20, 2015 (this Amendment Agreement), between UBS AG, a banking corporation organized under the law of Switzerland (Party A), and CM FINANCE INC., as successor by merger to CM Finance LLC, a corporation incorporated under the laws of the State of Maryland (Party B), acting by and through CM Investment Partners LLC (as successor to CM Investment Partners, L.P.), except as otherwise indicated, not in its individual capacity but as agent of Party B (in such capacity, Investment Adviser).

WHEREAS, Party A and Party B have previously entered into that certain 2002 ISDA Master Agreement, dated as of May 20, 2013 (together with the Schedule thereto, the Credit Support Annex to the Schedule and each Confirmation exchanged thereunder, as amended on December 4, 2014, as further amended on September 26, 2014 and as further amended, supplemented or otherwise modified from time to time, the Agreement).

WHEREAS, Party A and Party B wish to amend the Agreement in accordance with the terms of this Amendment Agreement.

ACCORDINGLY, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions

Capitalized terms used but not defined herein have the respective meanings given to such terms in the Agreement.

2.	Amendments

With effect from and including the Effective Date (as defined in Section 3), the Agreement shall be amended as follows:

(a)	Amendment of the Schedule to the Agreement

The following shall be included as a new Part 1(i)(x):

“(x)

Pledged Bonds. (A) Party B sells, disposes or otherwise transfers any of the Pledged Bonds (as such term is defined in the Specified Confirmations) or any interest therein (whether by way of security or otherwise), (B) Party B otherwise permits any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien in favor of Party A) to be created on or extend to or otherwise arise upon or burden the Pledged Bonds or any part thereof, any interest therein or the proceeds thereof or (C) Party A otherwise ceases to have a first priority perfected security interest in all or any part of the Pledged Bonds, provided that if such cessation is a result of Party A’s gross negligence, willful misconduct or fraud, then Party A shall be the Affected Party for an event under this sub-clause (C). ”

(b)	Amendments to the Credit Support Annex – Paragraph 13

(i) Paragraph 13(b)(i)(B) is hereby deleted in its entirety and replaced with the following:

“(B) “Return Amount” has the meaning specified in Paragraph 3(b); provided that, if a Termination Trade Date or a Repayment Date (each as defined in the Specified Confirmations) has occurred in respect of a Subject Transaction, Party A shall not be obligated to Transfer any Posted Credit Support as a Return Amount until such time as Party B has discharged in full all of its payment and delivery obligations (if any) on the related Total Return Payment Date (as defined in the Specified Confirmations).

(ii) Paragraph 13(b)(iv)(D) is hereby amended by adding the words “or Pledged Bonds” immediately after the words “Transfer of Pledged Notes” in the last line thereof.

(iii) Paragraph 13(e)(ii) is hereby amended by adding the words “and the Pledged Bonds” immediately after the words “the Pledged Notes” in the second line thereof.

(iv) Paragraph 13(i) is hereby amended by adding the words “and Pledged Bonds” immediately after the words “all Pledged Notes” in the second line thereof.

(v) Paragraph 13(j)(i) is hereby deleted in its entirety and replaced with the following:

“(i) “Value” with respect to any Pledged Note or any Pledge Bond, as specified in the Specified Confirmations.”

(vi) Paragraph 13(j)(ii) is hereby deleted in its entirety and replaced with the following:

“(ii) “Transfer” shall mean, with respect to any Pledged Note or any Pledge Bond, (A) if the Pledged Notes or the Pledged Bonds, as applicable, are in the form of certificated securities that cannot be paid or delivered by book-entry, delivery in appropriate physical form to Party A or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents (including, without limitation, transferor certificates, transferee certificates and representation letters) necessary to constitute a legally valid transfer to the recipient (and, in the case of any duly executed instrument of transfer or assignment in blank in which the signature is guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (a “Medallion-Stamped Signature”), such instrument or assignment is dated not earlier than the third month immediately preceding the date on which such Pledged Note or such Pledged Bond, as applicable, is Transferred to Party A) or (B) if the Pledged Notes or the Pledged Bonds, as applicable, are in the form of securities that can be paid or delivered by book-entry, the delivery of the Pledged Notes or the Pledged Bonds, as applicable, by Party B to the account of Party A specified in clause (l) below.”

(vii) Paragraph 13(l)(i) shall be amended by including the following as a new sub-paragraph (C):

“(C)	Pledged Bonds:

(1)	Physical:

To be specified by Party A to Party B.

(2)	Book Entry:

DTC #0642

OTC Swaps Collateral

Account #452-90109”

(viii) Paragraph 13(l)(ii) shall be amended by including the following as a new sub-paragraph (C):

“(C)	Pledged Bonds:

(1)	Physical:

To be specified by Party B to Party A.

(2)	Book Entry:

DTC #0997

FFC: CYOC

Agent ID – 26022

Institutional # - 58873”

(ix) Paragraph 13(m)(v) is hereby deleted in its entirety and replaced with the following:

“(v) “Specified Confirmations” has the meaning set forth in the ISDA Schedule.”

(x) Paragraph 13(m) is hereby amended by including the following as a new sub-paragraph (vi):

“(vi) “Pledged Bonds” has the meaning assigned thereto in the Specified Confirmation.”

(xi) Paragraph 13(n)(viii) is hereby deleted in its entirety and replaced with the following:

“(viii) Transfer of Pledged Notes and Pledged Bonds. Party B’s Transfer obligations in respect of (i) Party B’s Independent Amount in respect of the A-R Note Transaction (as such term is defined in the Specified Confirmations) may only be satisfied by the Transfer to Party A of the Pledged Notes immediately upon the issuance thereof to Party B, and (ii) Party B’s Independent Amount in respect of any Bond Transaction (as such term is defined in the Specified Confirmations) may only be satisfied by the Transfer to Party A of the relevant Pledged Bond in accordance with the terms of the Specified Confirmations. With respect to any instrument of transfer or assignment in blank related to a Pledged Note or a Pledged Bond, as applicable, for which a Medallion-Stamped Signature is required, Party B shall deliver to Party A, no later than the date which is four months after the date of the most recently previously provided such instrument of transfer or assignment in blank, a replacement duly executed instrument of transfer or assignment in blank with a Medallion-Stamped Signature dated no earlier than the date which is three months after the date of the most recently previously provided such instrument of transfer or assignment in blank. Provided Party B successfully Transfers the Pledged Notes or the Pledged Bonds, as applicable, to Party A, Party B shall not have any obligation to pay any further Independent Amount in respect of such Transaction at any time.

(xii) Paragraph 13(n)(ix) is hereby deleted in its entirety and replaced with the following:

“(ix) Failure to Transfer Pledged Notes or Pledged Bonds. The failure by Party B to Transfer any Pledged Note or any Pledged Bond to Party A when due in accordance with sub-clause (viii) above shall automatically (without any further action on the part of Party A) constitute an Additional Termination Event with respect to which Party B is the sole Affected Party, the related Transaction entered into under the Specified Confirmations is an Affected Transaction and the date of such failure is the Early Termination Date with respect to such Affected Transaction.”

(xiii) Paragraph 13(n) is amended by including the following as a new sub-paragraph (xii):

“(xii) Pledged Bonds. Party B hereby agrees to Transfer each Pledged Bond to Party A in accordance with the terms hereof and of the Specified Confirmations and grants to Party A, as the Secured Party, as security for its Obligations, a first priority continuing security interest in, lien on and right of Set-off against the Pledged Bonds.”

3.	Conditions Precedent to Effective Date

This Amendment Agreement shall become effective on and as of the date (the Effective Date) on which this Amendment Agreement shall have been duly executed and delivered by each party hereto.

4.	Representations and Warranties; Covenants; Other Agreements

(a)	Representations and Warranties.

(i)	Each party represents to the other party that each of the representations and warranties contained in the Agreement (including all representations set forth in the Credit Support Annex) is true and correct on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(ii)	Each party represents and warrants to the other party that this Amendment Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b)	Further Assurance. From time to time, each of the parties hereto will promptly execute and deliver all such further instruments, certificates and documents, and take all such further actions as any one of them may deem to be necessary, advisable, convenient or proper to carry out the intent of this Amendment Agreement.

(c)	Agreement Continuation. The Agreement, as modified by this Amendment Agreement, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

5.	Miscellaneous

(a)	Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No person or entity other than the parties hereto and their respective successors and permitted assigns shall have any rights under this Amendment Agreement.

(b)	Entire Agreement. This Amendment Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(c)	Headings. The headings used in this Amendment Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment Agreement.

(d)	Governing Law. This Amendment Agreement shall be construed in accordance with, and this Amendment Agreement and any matters arising out of or relating in any way whatsoever to this Amendment Agreement (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

(e)	Jurisdiction. With respect to any suit, action or proceedings relating to this Amendment Agreement or any matter between the parties arising under or in connection with this Amendment Agreement (Proceedings), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Amendment Agreement precludes any party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(f)	Waiver of Jury Trial Right. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS. Each party hereby (a) certifies that no representative, agent or attorney of any other has represented, expressly or otherwise, that such other would not, in the event of a Proceeding, seek to enforce the foregoing waiver; and (b) acknowledges that it has been induced to enter into this Amendment Agreement by, among other things, the mutual waivers and certifications in this paragraph.

(g)	Counterparts. This Amendment Agreement (and each amendment, modification and waiver in respect of this Amendment Agreement) may be executed and delivered in any number of counterparts (including by e-mail (PDF) or facsimile), each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Amendment Agreement by signing any such counterpart. Delivery of an executed counterpart of this Amendment Agreement by e-mail (PDF) or facsimile shall be deemed to constitute due and sufficient delivery of such counterpart.

(h)	Severability. If any term, provision, covenant or condition of this Amendment Agreement, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Amendment Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Amendment Agreement, so long as this Amendment Agreement, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Amendment Agreement, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

UBS AG	CM FINANCE INC.

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

Signature Page to Third Amendment Agreement (ISDA)